EXHIBIT 99.1


                         United Industries Corporation
          Unaudited Pro Forma Condensed Combined Financial Information
                For the Nine Months Ended September 30, 2004 and
                      For the Year Ended December 31, 2003
                 (Dollars in thousands, except where indicated)

         The following unaudited pro forma condensed combined financial information related to United Industries Corporation (United Industries or the Company) and its acquisition of The Nu-Gro Corporation (Nu-Gro) and its merger with and into United Pet Group, Inc. (UPG) is included for the nine months ended September 30, 2004 and for the year ended December 31, 2003.

         The acquisition of Nu-Gro closed on April 30, 2004 and the acquisition of UPG closed on July 30, 2004; the information regarding the transactions, including required financial and pro forma financial information has been previously filed with the U.S. Securities and Exchange Commission. The respective purchase price allocations ascribed to the Nu-Gro and UPG acquisitions have been presented in the Company's Form 10-Q for the third quarter of 2004, previously filed with the U.S. Securities and Exchange Commission. The pro forma information contained herein includes the required pro forma operating results of Nu-Gro and UPG.

         The unaudited pro forma condensed combined financial information presents how the combined financial statements of (1) United Industries, a manufacturer and marketer of value-oriented products for the consumer lawn and garden care and household insect control markets in the United States, (2) Nu-Gro, a manufacturer and marketer of consumer lawn and garden products and supplier of controlled release nitrogen and other fertilizer technologies in Canada, and (3) UPG, a privately held marketer and manufacturer of premium branded pet supplies, may have appeared had the businesses actually been combined at the beginning of the periods presented herein. The unaudited pro forma condensed combined financial information shows the impact of the acquisitions of Nu-Gro and UPG on the Company's historical results of operations under the purchase method of accounting with United Industries treated as the acquirer. Under this method of accounting, United Industries recorded the assets and liabilities of Nu-Gro and UPG at their estimated fair values as of April 30, 2004 and July 30, 2004, respectively, the respective dates the acquisitions were completed.

         The unaudited pro forma condensed combined income statements present the historical financial information of United Industries, Nu-Gro, and UPG for the nine months ended September 30, 2004 and the year ended December 31, 2003 and give effect to the acquisitions as if they had been completed at the beginning of the periods presented.

         The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of United Industries, as filed in its quarterly and annual reports with the U.S. Securities and Exchange Commission, and the historical consolidated financial statements and the related notes of Nu-Gro and UPG. The unaudited pro forma condensed combined financial information includes estimated adjustments to record the assets and liabilities of Nu-Gro and UPG at their respective fair values and represents management's estimates based on available information. The final allocation of the purchase price will be determined upon completion of a final valuation, from an independent third-party valuation firm, to determine the fair values of Nu-Gro's and UPG's tangible and identifiable intangible assets and liabilities as of the acquisition date. Increases or decreases in the fair value of the net assets, commitments, executory contracts and other items of Nu-Gro and UPG may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact the income statements due to adjustments in yield or amortization of the adjusted assets or liabilities.

         The unaudited pro forma condensed combined financial information is not necessarily indicative of the results of operations that would have resulted had the acquisitions been completed at the beginning of the periods presented, nor is it indicative of the results of operations in future periods of the combined companies. In addition, the allocations of the purchase prices which impact the income statements are subject to adjustment and may vary materially from the actual purchase price allocations that will be recorded upon receipt of a final independent third-party valuation report.

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                       United Industries Corporation Pro Forma Condensed Combined Income Statement
                                         Nine Months Ended September 30, 2004
                                                   ($ in Thousands)

                                                                                                           United
                                          United        United Pet      The Nu-Gro      Pro Forma        Industries
                                        Industries(1)     Group(2)      Corporation(3)  Adjustments       Combined
                                        ----------      ----------      ------------    -----------      -----------

Net sales..........................     $  593,578      $ 142,333       $    67,234     $        -       $  803,145
Cost of goods sold.................        392,776         96,366            51,443          5,904  (4)     546,489
                                        ----------      ----------      ------------    -----------      -----------
Gross profit.......................        200,802         45,967            15,791         (5,904)         256,656
Operating expenses.................        138,152         41,992             7,375            208  (5)     187,727
                                        ----------      ----------      ------------    -----------      -----------
Income from operations.............         62,650          3,975             8,416         (6,112)          68,929
Interest expense, net..............         33,940          5,020               413            320  (6)      39,693
                                        ----------      ----------      ------------    -----------      -----------
Income (loss) before income taxes..         28,710         (1,045)            8,003         (6,432)          29,236
Income tax expense (benefit).......          7,447          2,694             2,937         (2,444) (7)      10,634
                                        ----------      ----------      ------------    -----------      -----------
Net income (loss)..................     $   21,263      $  (3,739)      $     5,066     $   (3,988)      $   18,602
                                        ==========      ==========      ============    ===========      ===========

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                       United Industries Corporation Pro Forma Condensed Combined Income Statement
                                            Year Ended December 31, 2003
                                                  ($ in Thousands)



                                                                                                           United
                                          United        United Pet      The Nu-Gro      Pro Forma        Industries
                                        Industries(1)     Group(2)      Corporation(3)  Adjustments       Combined
                                        ----------      ----------      ------------    -----------      -----------

Net sales..........................     $  536,146      $ 231,974       $   155,193     $        -       $  923,313
Cost of goods sold.................        328,238        155,748           117,293          7,918  (4)     609,197
                                        -----------     ----------      ------------    -----------      -----------
Gross profit.......................        207,908         76,226            37,900         (7,918)         314,116
Operating expenses.................        139,042         43,351            22,866          3,760  (5)     209,019
                                        -----------     ----------      ------------    -----------      -----------
Income from operations.............         68,866         32,875            15,034        (11,678)         105,097
Interest expense, net..............         36,213          7,412             1,121          3,632  (6)      48,378
                                        -----------     ----------      ------------    -----------      -----------
Income before income taxes.........         32,653         25,463            13,913        (15,310)          56,719
Income tax (benefit) expense.......        (82,851)         8,752             4,904         (5,818) (7)     (75,013)
                                        -----------     ----------      ------------    -----------      -----------
Net income.........................     $  115,504      $  16,711       $     9,009     $   (9,492)      $  131,732
                                        ===========     ==========      ============    ===========      ===========
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                              Pro Forma Footnotes


Nine months ended September 30, 2004:

(1) Represents the historical operating results for United Industries for the nine months ended September 30, 2004, including the results of United Pet Group from July 30, 2004, its date of acquisition, through September 30, 2004, and Nu-Gro from April 30, 2004, its date of acquisition, through September 30, 2004.

(2) Represents the historical operating results for United Pet Group for the period from January 1, 2004 to July 30, 2004.

(3) Represents the historical operating results for Nu-Gro for the period from January 1, 2004 to April 30, 2004.

(4) Represents an adjustment to record incremental depreciation expense related to property and equipment acquired in the United Pet Group acquisition based on estimated fair values. Such property and equipment is being depreciated using the straight-line method over varying periods, the average of which is approximately 10 years. The adjustment also includes a reclassification of $5.8 million from selling, general and administrative expenses related to freight costs to conform with the accounting treatment for such costs by United Industries.

(5) Represents an adjustment to record incremental amortization expense related to intangible assets (other than goodwill) acquired in the United Pet Group and Nu-Gro acquisitions, based on estimated fair values. Intangible assets acquired included trade names, patents and customer relationships. The majority of acquired trade names are being amortized using the straight-line method over periods ranging from 5 to 40 years, while several trade names have been determined to have indefinite lives. Patents acquired and customer relationships are being amortized using the straight-line method over 15 years and 5 years, respectively.

(6) Represents the change in interest expense related to the new senior credit facility executed by United Industries on April 30, 2004, a portion of the proceeds of which were used to finance the Nu-Gro acquisition, and the amendment of such senior credit facility on July 30, 2004, a portion of the proceeds of which were used to finance the United Pet Group acquisition.

(7) Represents the income tax benefit associated with the adjustments described herein to arrive at an estimated pro forma 2004 statutory tax rate of 38%.

Twelve months ended December 31, 2003:

(1) Represents the historical operating results for United Industries for the twelve-month period ended December 31, 2003.

(2) Represents the historical operating results for United Pet Group for the twelve-month period ended December 31, 2003.

(3) Represents the operating results for Nu-Gro for the twelve-month period ended December 31, 2003 giving pro forma effect to the acquisition of Greenleaf Group.

(4) Represents an adjustment to record incremental depreciation expense related to property and equipment acquired in the United Pet Group acquisition based on estimated fair values. Such property and equipment is being depreciated using the straight-line method over varying periods, the average of which is approximately 10 years. The adjustment also includes a reclassification of $7.7 million from selling, general and administrative expenses related to freight costs to conform with the accounting treatment for such costs by United Industries.

(5) Represents an adjustment to record incremental amortization expense related to intangible assets (other than goodwill) acquired in the United Pet Group and Nu-Gro acquisitions, based on estimated fair values. Intangible assets acquired included trade names, patents and customer relationships. The majority of acquired trade names are being amortized using the straight-line method over periods ranging from 5 to 40 years, while several trade names have been determined to have indefinite lives. Patents acquired and customer relationships are being amortized using the straight-line method over 15 years and 5 years, respectively.

(6) Represents the change in interest expense related to the new senior credit facility executed by United Industries on April 30, 2004, a portion of the proceeds of which were used to finance the Nu-Gro acquisition, and the amendment of such senior credit facility on July 30, 2004, a portion of the proceeds of which were used to finance the United Pet Group acquisition, as if the acquisitions and related financing activities had occurred on January 1, 2003.

(7) Represents the income tax benefit associated with the adjustments described herein to arrive at an estimated pro forma 2004 statutory tax rate of 38%.